UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 West sixth avenue, Lakewood, Colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 13, 2021, Mesa Laboratories, Inc. (“Mesa”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Agena Bioscience, Inc. (“Agena”), Telegraph Hill Partners Management Company, LLC as the securityholders’ representative, and Sky Bearer Corp., a Delaware corporation and wholly owned subsidiary of Mesa (“Merger Sub”). Pursuant to the Merger Agreement and subject to the conditions set forth in the agreement, Merger Sub will merge with and into Agena (the “Merger”), with Agena surviving and becoming a wholly owned subsidiary of Mesa.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, the outstanding shares of Agena’s capital stock will be converted into the right to receive an aggregate of $300 million (the “Cash Consideration”), subject to adjustment for (i) working capital adjustments, (ii) Agena’s estimated cash, (iii) the amount of Agena’s transaction expenses that remain unpaid as of the closing of the purchase (such date, the “Closing”), (iv) the amount of all outstanding indebtedness of Agena as of the Closing, and (v) indemnification obligations for certain claims made following closing. One percent, or $3 million, of the Cash Consideration will be placed into a third-party escrow account against which Mesa Labs may make claims for indemnification, and $1 million will be placed into a purchase price adjustment escrow account.

The Merger Agreement contains customary representations, warranties and covenants of Mesa and Agena. Additionally, the Merger Agreement provides for customary pre-closing covenants of Agena, including covenants relating to conducting its business in the ordinary course consistent with past practice and refraining from taking certain actions without Mesa’s consent.

Mesa and Agena have agreed to use their respective commercially reasonable efforts, and to cooperate with each other, subject to certain exceptions, to, among other things, consummate the transactions contemplated by the Merger Agreement in the most expeditious manner practicable and obtain any required regulatory approvals. Consummation of the Merger is subject to various conditions, including, among others, (i) customary conditions relating to the approval of the Merger Agreement by the requisite vote of Agena’s stockholders, a condition which has been satisfied prior to the filing of this report, (ii) the expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) other customary closing conditions. The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. The transaction is not conditioned on Mesa’s receipt of financing.

The Merger Agreement provides for limited termination rights, including, among others, by the mutual consent of Mesa and Agena, upon certain breaches of representations, warranties, covenants or agreements, and in the event the Merger has not been consummated before November 30, 2021, or, in some circumstances December 31, 2021.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Mesa, Agena, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Mesa’s public disclosures.

Financing the Merger
Mesa intends to finance the Merger with a combination of cash on hand and the use of its existing Credit Facility.

Forward-Looking Statements
Certain statements contained in this Form 8-K and its exhibits may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially. Additional information concerning these factors is contained in Mesa’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Copies are available from the SEC or from the Mesa Labs web site (www.investors.mesalabs.com).

Statements in this report regarding Mesa that are forward-looking may include statements regarding the closing of the transaction and the financing for the transaction. These forward-looking statements are based on current expectations and beliefs of the management of Mesa, as well as assumptions made by, and information currently available to, management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Mesa’s control.

Important risk factors related to the transaction could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Mesa’s business and the price of the common stock of Mesa; the failure to satisfy any of the conditions to the consummation of the proposed transaction; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the risk that anticipated sources of financing for the transaction may not be available; and the other factors discussed in “Risk Factors” in Mesa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and subsequent filings with the SEC, which are available at http://www.sec.gov. Mesa Labs assumes no obligation to update its forward-looking statements except as otherwise required by law. Accordingly, you should not place undue reliance on these forward-looking statements.

ITEM 7.01 REGULATION FD DISCLOSURE.

On September 14, 2021 the Company issued a press release announcing its entry into the Merger Agreement. This press release is attached to this Current Report on Form 8-K and furnished as exhibit 99.1.

In addition, we are furnishing a Power Point presentation that is scheduled to be used for an investor presentation on September 15, 2021. We expressly disclaim any obligation to update this presentation and caution that it is only accurate as of September 14, 2021. The inclusion of any data or statements in this presentation does not signify that the information is considered material. The presentation is also available at www.mesalabs.com, although Mesa reserves the right to discontinue that availability at any time.

The information furnished in this Item 7.01, and Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
2.1*	Agreement and Plan of Merger by and Among Mesa Laboratories, Inc., Sky Bearer Corp., Agena Bioscience, Inc., and Telegraph Hill Partners Management Company, LLC as the Securityholders’ Representative
99.1	Press Release by Mesa Laboratories, Inc. dated September 14, 2021
99.2	Investor Presentation by Mesa Laboratories, Inc. dated September 14, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

* Schedules have been omitted pursuant to Item601(b)(2) of Regulation S-K. Mesa herby undertakes to furnish supplementary copies of any of the information of the omitted scheduled upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 14, 2021		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ Gary M. Owens
Gary M. Owens
President and Chief Executive Officer